UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

WSFS FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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WSFS Financial Corporation

WSFS Bank Center

500 Delaware Avenue

Wilmington, Delaware 19801

302-792-6000

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT DATED MARCH 23, 2021

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 6, 2021

The following Supplement amends and supplements the proxy statement (the “Proxy Statement”) of WSFS Financial Corporation (“WSFS,” “we” or the “Company”), dated March 23, 2021, which was furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 6, 2021. This Supplement is being filed with the Securities and Exchange Commission (the “SEC”) and is being made available to stockholders on or about April 1, 2021.

This Supplement corrects the disclosure in the Proxy Statement relating to the effect of abstentions on certain proposals. The Proxy Statement provides that abstentions are treated as present for quorum purposes only and will not affect the outcome of the votes on “Proposal Number 2: Advisory (Non-Binding) Vote on the Compensation of our Named Executive Officers,” “Proposal Number 3: Amendment to 2018 Incentive Plan” and “Proposal Number 4: Ratification of the Appointment of Independent Accounting Firm” (the “Proposals”). Under the Company’s Amended and Restated Bylaws, the approval of each of the Proposals requires a majority of the shares present in person by participation at the virtual meeting or represented by proxy and entitled to vote on such Proposals. Accordingly, abstentions will have the same effect as votes against the Proposals.

Specifically, the response to the following question on page 4 of the Proxy Statement is hereby amended and restated as follows:

What is the effect of an abstention or broker non-vote?

For Proposal 1, abstentions and broker non-votes are treated as present for quorum purposes only and will not affect the outcome of the vote on any of the proposals. For Proposals 2, 3 and 4, abstentions will have the same effect as votes against such proposals and broker non-votes will have no effect on the outcome of the vote on any of the proposals.

The following sentence is hereby added as the second sentence of the fourth paragraph on page 30 of the Proxy Statement, in the section entitled “Proposal Number 2: Advisory (Non-Binding) Vote on the Compensation of our Named Executive Officers”:

Abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect on the outcome of the proposal.

The last sentence of the first paragraph on page 31 of the Proxy Statement, in the section entitled “Proposal Number 3: Amendment to 2018 Incentive Plan,” is hereby replaced with the following:

Abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect on the outcome of the proposal.

The last sentence of the third paragraph on page 36 of the Proxy Statement, in the section entitled “Proposal Number 4: Ratification of the Appointment of Independent Accounting Firm,” is hereby replaced with the following:

Abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect on the outcome of the proposal.

Except as specifically amended or supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented hereby. The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement.